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                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of the Registration Statement on Form S-2 concerning 45,000 units of limited partnership interests of The Jones Financial Companies, a Limited Partnership.

                        /S/ ARTHUR ANDERSEN LLP
                                      ARTHUR ANDERSEN LLP

St. Louis, Missouri
July 13, 1995